EXHIBIT 99.1


                              FIRST CITIZENS BANK



FOR IMMEDIATE RELEASE                               FOR  INFORMATION,  CONTACT
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                                                    FIRST CITIZENS BANK
                                                    Janice C. Burt
                                                    Phone:  (803) 931-8539
                                                    Fax:    (803) 312-8850
                                                    Email:  janburt@fcbsc.com
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COLUMBIA, S.C., OCTOBER 3, 2003 -- First Citizens Bank and Trust Company of
South Carolina, a subsidiary of First Citizens Bancorporation of South Carolina, Inc., has completed the transition of four new offices recently acquired from Central Carolina Bank (CCB), one of three bank brands operated by the National Commerce Financial Corporation (NYSE:NCF). On Friday, September 26, the offices closed as Central Carolina Bank and then opened Monday morning, September 29, as First Citizens Bank.

First Citizens Bank purchased the deposits and certain other assets of the four offices located in Batesburg, Savannah Lakes, Ware Shoals, and York.

First Citizens Bancorporation of South Carolina, Inc., is a three-bank financial holding company headquartered in Columbia, South Carolina, with $4.15 billion in total consolidated assets as of June 30, 2003. For more information, visit the First Citizens web site at fcbsc.com.



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